Exhibit 23.2

PAN-CHINA SINGAPORE PAC

天健新加坡会计师事务所有限公司

UEN:201603521D

80 SOUTH BRIDGE ROAD

#04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710

TEL: +65 6438 3524

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SKYCORP SOLAR GROUP LIMITED. of our report dated December 31,2024 relating to the consolidated financial statements for the year ended September 30, 2024

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC
Pan-China Singapore PAC, Singapore	Certified Public Accountants
Date: November 28, 2025	PCAOB ID No.6255